Exhibit 5.1

December 3, 2018

Nuverra Environmental Solutions, Inc.

14624 N. Scottsdale Road, Suite 300

Scottsdale, AZ 85254

Ladies and Gentlemen:

We have acted as counsel to Nuverra Environmental Solutions, Inc. (the “Company”), a Delaware corporation, with respect to certain legal matters in connection with the Company’s Registration Statement on Form S-1 (Registration No. 333-227996) (as may be amended from time to time, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), related to the issuance by the Company to its stockholders of non-transferable subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase shares (the “Rights Shares”) of common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Subscription Rights Offering”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to stockholders of the Company in connection with the Subscription Rights Offering and relates to the Subscription Rights and the Rights Shares offered pursuant to the Subscription Rights that may be issued and sold by the Company upon exercise of the Subscription Rights. The Subscription Rights and the Rights Shares are collectively referred to herein as the “Securities.”

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Second Amended and Restated Certificate of Incorporation, as amended to the date hereof, (ii) the Third Amended and Restated Bylaws of the Company, (iii) the Registration Statement, (iv) the form of certificate representing the Subscription Rights, (v) resolutions of the board of directors of the Company and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine and provided by natural persons with legal capacity and authority execute such documents, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, and (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement.

Based upon and subject to the foregoing, we are of the opinion that:

1.

The Subscription Rights have been duly and validly authorized by the Company and, when issued and delivered to stockholders of the Company in accordance with the terms of the Subscription Rights Offering as described in the Prospectus, will constitute valid and legally binding obligations of the Company, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

2.

When the Rights Shares have been issued and delivered in accordance with the terms of the Subscription Rights Offering upon payment of the consideration thereof as contemplated by the Prospectus, then the Rights Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the General Corporation Laws of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws)

and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

This opinion letter has been prepared for use in connection with the filing by the Company of the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.